Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011 (the “Report”) by American Eagle Energy Corporation (“Registrant”), the undersigned hereby certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ BRADLEY M. COLBY
Bradley M. Colby
President, Chief Executive Officer, and Treasurer

Date: February 19, 2013

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to American Eagle Energy Corporation and will be retained by American Eagle Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.